Exhibit 10.15

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Amendment”) is entered into, and dated for reference purposes, as of October 22, 2003 (the “Execution Date”) by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Metropolitan” or “Landlord”), as Landlord, and MAXYGEN, INC., a Delaware corporation (“Tenant”), with reference to the following facts (“Recitals”):

A. Landlord and Tenant entered into that Lease (the “Original Lease”) dated as of October 21, 1998 for certain premises consisting of the entire building known as 515 Galveston Drive (the “Original Premises” or “515 Galveston Premises”) Redwood City, California, as amended by that First Amendment to Lease dated as of February 26, 1999 (the “First Amendment”) for the lease of Expansion Space A (which may also be referred to as the “220 Penobscot Premises”) and that certain written Second Amendment To Lease dated October 24, 2000 (the “Second Amendment”) for the lease of Expansion Space B (which may also be referred to as the “200 Penobscot Premises”) all as more particularly described in the Original Lease, First Amendment and Second Amendment (collectively, the “Existing Lease”).

B. The parties hereto desire to terminate that portion of the Existing Lease dealing with Expansion Space A and a portion of Expansion Space B, all on and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term “Existing Lease” defined above shall refer to the Existing Lease as it existed before giving effect to the modifications set forth in this Amendment and the term “Lease” as used herein and in the Existing Lease shall refer to the Existing Lease as modified by this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise.

Section 2. Condition Precedent. This Amendment and the obligations of each party hereunder are expressly subject to the condition precedent of the execution by Codexis, Inc., and Landlord of a new written lease for the Surrender Space (defined below) and certain additional space satisfactory in all respects in form and substance to Landlord, in Landlord’s sole discretion (the “Codexis Lease”). If such condition precedent is not satisfied or waived in writing by Landlord in its sole discretion, this Amendment shall be null and void, and of no force or effect, and the Existing Lease shall remain in full force and effect unmodified by this Amendment. Landlord shall give Tenant written notice of the satisfaction or waiver of this condition precedent.

Section 3. Surrender Space & Amendments of Existing Lease Thereafter.

(a) Surrender Space. For purposes of this Amendment, the “Surrender Space” means Expansion Space A. consisting of 16,714 square feet of Rentable Area and a portion of Expansion Space B consisting of 913 square feet of Rentable Area as set forth on Exhibit A attached hereto and made a part hereof.

(b) Surrender Date. On or before 11:59 p.m. on January 31, 2004 (the “Surrender Date”). Tenant shall vacate and deliver to Landlord exclusive possession of the Surrender Space pursuant to the same provisions and requirements of the Existing Lease as would apply to surrender of the Premises upon expiration of the Existing Lease, and Tenant shall also provide free and clear title to all currently installed autoclaves, hoods, benches, cabinetry, animal facility, cold rooms, vacuum, RO/DI systems, security systems, supporting MEP, cabling and generators paid for by Tenant and installed in the Surrender Space as specifically set forth on Exhibit B attached hereto and made a part hereof (the “Transferred Improvements”). Tenant shall also deliver to Landlord any plans and specifications pertaining to the Surrender Space.

(c) Obligations Until Surrender; Proration. All of the terms, covenants, agreements and conditions of the Existing Lease remain in full force and effect with respect to the Surrender Space through the Surrender Date. Tenant shall continue to pay all rent and monetary obligations which accrue through and including the Surrender Date, as such become due and payable under the Existing Lease. As of 11:59 p.m. on the Surrender Date, the surrender of the Surrender Space will be deemed effective and the monetary obligations with respect to the Surrender Space shall be prorated, billed and payable in the manner provided in the Existing Lease, in the same manner as would apply if the term of the Existing Lease expired on the Surrender Date with respect to the Surrender Space.

(d) Payments; Consideration; Security Deposit.

(i) As additional consideration for this Amendment, and to cover Landlord’s administrative, processing and legal fees, and to reimburse Landlord for any loss of rentals that may hereafter be sustained after the Surrender Date as a result of this Amendment, Tenant shall pay the amount of $400,000.00 in cash or certified funds, as additional Rent under the Lease, concurrently with execution of this Amendment; and

(ii) Pursuant to the provisions of Section 3 of the First Amendment, Landlord shall return to Tenant the sum of $105,666.00 of the Security Deposit after the surrender of the Surrender Space by Tenant to Landlord in accordance with this Amendment and the payment by Tenant of any outstanding Rent, including, without limitation, all Rent Adjustments due with respect to the Surrender Space pursuant to the provisions of the Lease as computed by Landlord.

(e) Effect on Existing Lease After Surrender Date. After the Surrender Date, the Existing Lease shall continue in full force and effect for the remainder of the term of the Existing Lease upon and subject to all of the terms and provisions of the Existing Lease, except as amended by this Amendment, including, without limitation, the following modifications of the Existing Lease:

(i) the Surrender Space shall cease to be part of the Premises, and the Premises shall consist only of the 515 Galveston Premises and the remainder of the 200 Penobscot Premises (collectively, the “Remaining Space”), and Tenant shall have no right to possession, use or lease of the Surrender Space or any options or other rights with respect to the Surrender Space;

(ii) Tenant’s obligation to pay monthly base rent with respect to the Surrender Space shall cease, but the base rent for the Remaining Space shall remain unaffected by this Amendment, and accordingly Tenant’s monthly base rent for the Premises, is changed to the monthly amounts during the respective periods shown in the following table:

Period Rent	515 Galveston Premises Monthly Base Rent	200 Penobscot Premises Monthly Base Rent	Aggregate Monthly Base
02/01/04 - 02/24/04	$84,148.20	$68,562.59	$152,710.79
02/25/04 - 10/24/04	$86,641.48	$68,562.59	$155,204.07
10/25/04 - 02/24/05	$86,641.48	$71,317.81	$157,959.29

(iii) Tenant shall no longer be obligated to pay monthly its proportionate share of Building Operating Expenses accruing after the Surrender Date with respect to the Surrender Space, but Tenant shall continue to pay its proportionate share of Building Operating Expenses accruing after the Surrender Date with respect to the 515 Galveston Premises, which equals 100% as stated in the Original Lease and Tenant shall continue to pay its proportionate share of Building Operating Expenses accruing after the Surrender Date with respect to the remainder of the 200 Penobscot Premises, which equals 37.54%;

(iv) Tenant’s proportionate share of Project Operating Expenses shall be 5.8% with respect to the 515 Galveston Premises and 1.972% with respect to the remainder of the 200 Penobscot Premises;

(v) Tenant’s proportionate share of Phase Operating Expenses of and attributable to Phase I shall be 10.33% with respect to the 515 Galveston Premises and 3.511% with respect to the remainder of the 200 Penobscot Premises; and

(vi) the aggregate number of parking spaces provided for Tenant’s use shall be 103 with respect to the 515 Galveston Premises and 37 with respect to the remainder of the 200 Penobscot Premises.

(f) Holding Over. Notwithstanding any provision of this Amendment to the contrary, in the event that Tenant fails timely to vacate and deliver exclusive possession of the Surrender Space to Landlord by the Surrender Date as required under the Existing Lease, except as amended by this Amendment, Tenant shall be deemed to be holding over with respect to the Surrender Space without the express written consent of Landlord, and the provisions of Article 13 of the Original Lease shall apply.

(g) No Release. Notwithstanding any provision of the foregoing to the contrary, neither this Amendment nor the acceptance by Landlord of the Surrender Space shall in any way:

(i) be deemed to excuse or release Tenant from any obligation or liability with respect to the Surrender Space under the Existing Lease (including, without limitation, any obligation or liability under provisions of the Existing Lease to indemnify, defend and hold harmless Landlord or other parties, or with respect to any breach or breaches of the Existing Lease) which obligation or liability (x) first arises on or prior to the date on which Tenant delivers to Landlord possession of the Surrender Space or (y) arises out of or is incurred in connection with events or other matters which took place on or prior to such date, or

(ii) affect any obligation under the Existing Lease which by its terms is to survive the expiration or sooner termination of the Existing Lease.

Section 4. Change of Address for Copies of Notices to Landlord. The Foster City, California address for a copy of all notices to Landlord set forth in Article 24 of the Original Lease is hereby changed as follows (but the other address for all notices to Landlord remain unchanged):

Metropolitan Life Insurance Company

400 South El Camino Real, Suite 800

San Mateo, CA 94402

Attention: Assistant Vice President

Section 5. Tenant Estoppel. Tenant hereby confirms and ratifies the Existing Lease, as amended hereby, and acknowledges that Landlord is not in default under said Existing Lease as of the date of this Amendment.

Section 6. Time of Essence. Without limiting the generality of any other provision of the Existing Lease, time is of the essence to each and every term and condition of this Amendment.

Section 7. Brokers. Tenant represents that Tenant has dealt with no broker representing Tenant in connection with this Amendment and that no broker is representing Tenant in negotiating this Amendment or is entitled to any commission in connection herewith. Tenant hereby protects, defends, indemnifies and holds Landlord and its agents and employees harmless from all liabilities arising from or in connection with any claim of any broker claiming to represent Tenant in connection with this Amendment. Landlord represents that Cornish and Carey Commercial (“CC”) is representing Landlord in connection with this Amendment. Landlord hereby protects, defends, indemnifies and holds Tenant and its agents and employees harmless from all liabilities arising from or in connection with any claim of CC or any other broker claiming to represent Landlord in connection with this Amendment.

Section 8. Attorneys’ Fees. Each party to this Amendment shall bear its own attorneys’ fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Existing Lease, as amended, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

Section 9. Effect of Headings; Recitals: Exhibits. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.

Section 10. Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Existing Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

Section 11. Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

Section 12. Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

Section 13. Telecopied Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Amendment. All signatories to this Amendment intend to be bound by such signatures, are aware that the other party or parties will rely on the telecopied signatures and hereby waive any defenses to the enforcement of the terms of this Amendment based on the fact that a signature was telecopied.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:	MAXYGEN, INC., a Delaware corporation

	By:	/s/ Lawrence W. Briscoe 10/22/03

		Print Name:	Lawrence W. Briscoe

		Title:	CFO

(Chairman of Board, President or Vice President)

By:

Print Name:

Title:

(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

	By:	/s/ Jon R. Redman

		Print Name:	Jon R. Redman

		Title:	Asst VP

EXHIBIT A

Surrender Space

[FLOORPLAN]

EXHIBIT B

Transferred Improvements

200-220 PENOBSCOT DRIVE

LAB OR AREA	DESCRIPTION OF TENANT IMPROVEMENTS

220 – AREA 133	BUILD CHEMISTRY LAB(includes plumbing, HVAC, Electrical, laboratory casework, six chemical fume hoods, and one 8ft walk-in fume hood)

220 – AREA 135	BUILD/INSTALL NMR LAB(includes plumbing, HVAC, Electrical and laboratory casework)

220 – AREA 139	BUILD DIVERSITY LAB(includes plumbing, HVAC, Electrical and laboratory casework)

220 – AREA 140	BUILD SEQUENCING LAB(includes plumbing, HVAC, Electrical and laboratory casework)

220 – AREA 141	BUILD RADIATION LAB(includes plumbing, HVAC, Electrical, and laboratory casework)

220 – AREA 142	BUILD ASSAY LAB (includes plumbing, HVAC, Electrical, laboratory case work and 2 chemical fume hoods)

220 –REAR OF BLDG	BUILD ENCLOSURE AND INSTALL A 125 KVA ONAN EMERGENCY GENERATOR

200 – AREA 159/160	BUILD GEN CHEMISTRY AND SUPPORT LAB(includes plumbing, electrical, HVAC, 2 chemical fume hoods and laboratory casework)

200 – OFFICE	BUILD/MODIFY OFFICE AREA & CONFERENCE ROOMS(includes electrical and HVAC)

200 – CAFETERIA	BUILD CAFETERIA (includes plumbing, electrical, and HVAC)

200 – DECK	BUILD/INSTALL REDWOOD DECK AT CAFETERIA EXIT(includes redwood, fastners and oil finish)